Exhibit 99.2

SEMPRA
Table F

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total
	Three months ended December 31, 2025

Revenues	$3,314		$454	$3,768	$(19)	$3,749
Operation and maintenance	(1,093)		(221)	(1,314)	(36)	(1,350)
Depreciation and amortization	(605)		(3)	(608)	—	(608)
Interest income	1		32	33	5	38
Interest expense(2)	(239)		59	(180)	(157)	(337)
Income tax benefit (expense)	103		(155)	(52)	62	10
Equity earnings		$204	210	414		414
Earnings attributable to noncontrolling interests			(135)	(135)		(135)
Losses attributable to contingently redeemable noncontrolling interest			3	3		3
Other segment items(3)	(1,406)	(3)	(42)	(1,451)	19	(1,432)
Earnings (losses) attributable to common shares	$75	$201	$202	$478	$(126)	$352

	Three months ended December 31, 2024

Revenues	$3,360		$416	$3,776	$(18)	$3,758
Operation and maintenance	(1,208)		(242)	(1,450)	(15)	(1,465)
Depreciation and amortization	(548)		(76)	(624)	(2)	(626)
Interest income	2		6	8	6	14
Interest expense	(221)		243	22	(127)	(105)
Income tax (expense) benefit	(94)		97	3	(285)	(282)
Equity earnings		$136	219	355	19	374
Earnings attributable to noncontrolling interests			(313)	(313)		(313)
Other segment items(3)	(590)	(1)	(91)	(682)	(8)	(690)
Earnings (losses) attributable to common shares	$701	$135	$259	$1,095	$(430)	$665
(1)    Substantially all earnings attributable to common shares are from equity earnings.
(2)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(3)    Includes cost of natural gas, cost of electric fuel and purchased power, regulatory disallowances, franchise fees and other taxes, and other income (expense), net, for Sempra California; operation and maintenance (O&M) and income tax (expense) benefit for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.

SEMPRA
Table F (Continued)

STATEMENTS OF OPERATIONS DATA BY SEGMENT
(Dollars in millions)
	Sempra California	Sempra Texas Utilities(1)	Sempra Infrastructure	Segment Totals	Consolidating Adjustments, Parent & Other	Total
	Year ended December 31, 2025

Revenues	$11,818		$1,965	$13,783	$(81)	$13,702
Operation and maintenance	(4,315)		(865)	(5,180)	(101)	(5,281)
Depreciation and amortization	(2,332)		(226)	(2,558)	(5)	(2,563)
Interest income	8		66	74	29	103
Interest expense(2)	(926)		(28)	(954)	(578)	(1,532)
Income tax benefit (expense)	166		(1,200)	(1,034)	333	(701)
Equity earnings		$869	735	1,604		1,604
Earnings attributable to noncontrolling interests			(238)	(238)		(238)
Losses attributable to contingently redeemable noncontrolling interest			3	3		3
Other segment items(3)	(2,991)	(8)	(372)	(3,371)	70	(3,301)
Earnings (losses) attributable to common shares	$1,428	$861	$(160)	$2,129	$(333)	$1,796

	Year ended December 31, 2024

Revenues	$11,382		$1,882	$13,264	$(79)	$13,185
Operation and maintenance	(4,398)		(858)	(5,256)	(80)	(5,336)
Depreciation and amortization	(2,133)		(297)	(2,430)	(7)	(2,437)
Interest income	14		25	39	22	61
Interest expense	(848)		243	(605)	(444)	(1,049)
Income tax (expense) benefit	(184)		164	(20)	(199)	(219)
Equity earnings		$788	802	1,590	19	1,609
Earnings attributable to noncontrolling interests			(638)	(638)		(638)
Other segment items(3)	(1,987)	(7)	(412)	(2,406)	47	(2,359)
Earnings (losses) attributable to common shares	$1,846	$781	$911	$3,538	$(721)	$2,817
(1)    Substantially all earnings attributable to common shares are from equity earnings.
(2)    Sempra Infrastructure includes net unrealized gains (losses) from undesignated interest rate swaps related to the PA LNG Phase 1 project.
(3)    Includes cost of natural gas, cost of electric fuel and purchased power, regulatory disallowances, franchise fees and other taxes, other income (expense), net, and preferred dividends for Sempra California; O&M, interest expense, and income tax (expense) benefit for Sempra Texas Utilities related to activities at the holding company; and cost of natural gas, energy-related businesses cost of sales, franchise fees and other taxes, and other income (expense), net, for Sempra Infrastructure.